EXHIBIT 4.10
AMENDMENT NO. 9 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
          Amendment No. 9 (this “Amendment”), dated as of August 29, 2008, among Terra Capital, Inc., a Delaware corporation (“Terra Capital”) and Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation), a Mississippi corporation (“TMH”) (Terra Capital and TMH each a “Borrower” and, collectively, the “Borrowers”), Terra Industries Inc., a Maryland corporation (“Terra Industries”), Terra Capital Holdings, Inc., a Delaware corporation (“Terra Capital Holdings”), the Lenders party hereto and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”), amends certain provisions of the Amended and Restated Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, including previous amendments hereto, the “Credit Agreement”), among the Borrowers, Terra Industries, Terra Capital Holdings, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrowers, Terra Industries and Terra Capital Holdings have requested, and the Requisite Lenders and the Administrative Agent have agreed to, certain amendments to the Credit Agreement as more specifically set forth below.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.
          2. Amendments. Upon the occurrence of the Ninth Amendment Effective Date (as defined in Section 4), the Credit Agreement is hereby amended as follows:
               (a) Section 1.1 (Defined Terms) is hereby amended by inserting the following definitions each in the respective applicable alphabetical order among the existing definitions set forth therein:
               “Ninth Amendment” means that certain Amendment No. 9 to this Agreement, dated as of August 29, 2008, among the Borrowers, the Guarantors, the Administrative Agent and the Lenders party thereto.
               “International Restructuring” means the international restructuring of certain Subsidiaries of Terra Industries substantially as described in Schedule A to the Ninth Amendment.
               “RSBC LLC 1” means a certain Oklahoma limited liability company to be formed in connection with the effectuation of the Woodward Upgrade.
               “RSBC LLC 2” means a certain Oklahoma limited liability company to be formed in connection with the effectuation of the Woodward Upgrade.
               “RSBC Preferred Stock” means the preferred Stock of one or both of RSBC LLC 1 and RSBC LLC 2 in an aggregate principal amount not exceeding $85,000,000.
               “RSBCs” means RSBC LLC 1 and RSBC LLC 2.
               “Terra US Newco” means a certain Delaware corporation to be formed in connection with the effectuation of the International Restructuring.
               “Terra Investment Fund LLC 1” means a certain Oklahoma limited liability company to be formed in connection with the effectuation of the Woodward Upgrade.
               “Terra Investment Fund LLC 2” means a certain Oklahoma limited liability company to be formed in connection with the effectuation of the Woodward Upgrade.
               “Terra Investment Fund LLC 3” means a certain Oklahoma limited liability company to be formed in connection with the effectuation of the Woodward Upgrade.
               “Terra Investment Fund LLCs” means, collectively, Terra Investment Fund LLC 1, Terra Investment Fund LLC 2 and Terra Investment Fund LLC 3.
               “Terra Investment Fund Preferred Stock” has the meaning specified in Section 8.1(o).
               “Terra Luxembourg Newco” means Terra International Holdings Luxembourg S.à.r.l., a Luxembourg société à responsibilité limitée.
               “Woodward Upgrade” means the expansion of the nitrogen manufacturing facility located in Woodward, Oklahoma substantially as described in Schedule B to the Ninth Amendment.
               “Woodward Upgrade Funds” means an amount of cash or Cash Equivalents of Terra Oklahoma in an aggregate amount not exceeding $255,000,000, to be used solely to finance the Woodward Upgrade (as such aggregate amount shall be reduced by amounts which are applied from time to time for such purpose).
               (b) Section 1.1 (Defined Terms) is hereby amended by amending and restating in its entirety the definition of “Affiliate” to read as follows:
                    “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 10% or more of any class of Voting Stock of such Person; provided, that the term “Affiliate” shall not include either of the RSBCs solely by virtue of the ownership by Terra Industries or its Subsidiaries of RSBC Preferred Stock or any agreement or transaction entered into between or among Terra Industries, its Subsidiaries and the RSBCs contemplated by the Woodward Upgrade. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
               (c) Section 5.2 (Capital Expenditures and Joint Venture Investments) is hereby deleted in its entirety and replaced with the following:
     Section 5.2 Capital Expenditures and Joint Venture Investments. Terra Industries will not permit Capital Expenditures (excluding any Capital Expenditures financed by insurance proceeds to the extent permitted hereunder) to be made or incurred (i) with respect to the Woodward Upgrade, in excess of $255,000,000, in the aggregate, and (ii) otherwise, in addition to the Capital Expenditures pursuant to clause (i) during each period set forth below and, together with the cash Investments in joint ventures made during such period permitted under Section 8.3(l), in aggregate to be in excess of the maximum amount set forth below, for such period:

Fiscal Year	Maximum Amount
Fiscal Year ended December 31, 2007 and each Fiscal Year thereafter	$75,000,000
               (d) Section 7.12 (Cash Collateral Accounts and Cash Management Systems) of the Credit Agreement is hereby amended by inserting at the end of such Section the following new sentence:
               Notwithstanding the foregoing or any other provisions hereof or of the Loan Documents, the Woodward Upgrade Funds shall not be required to be Collateral or subject to the provisions of this Section 7.12.
               (e) Section 8.1 (Indebtedness) of the Credit Agreement is hereby amended by replacing the word “and” appearing immediately before clause (n) with a semi-colon, replacing the period at the end of clause (n) with “; and” and inserting immediately thereafter the following new clause:
               (o) Indebtedness in connection with the Woodward Upgrade arising from (i) the issuance of preferred Stock, on terms disclosed to the Administrative Agent prior to the date of the Ninth Amendment of otherwise or on terms reasonably acceptable to the Administrative Agent, issued by Terra Investment Fund LLCs with a liquidation preference not exceeding $35,000,000 (the “Terra Investment Fund Preferred Stock”); (ii) Indebtedness of Terra Oklahoma to the RSBCs which is subordinated to the Obligations and on terms disclosed to the Administrative Agent prior to the date of the Ninth Amendment or otherwise on terms reasonably acceptable to the Administrative Agent in an aggregate amount not exceeding $85,000,000; and (iii) the issuance of preferred Stock on terms disclosed to the Administrative Agent prior to the date of the Ninth Amendment or otherwise on terms reasonably acceptable to the Administrative Agent issued by Terra Oklahoma to the RSBCs with a liquidation preference not exceeding $85,000,000; provided, however, that the sum of (x) the aggregate principal amount of the Indebtedness of Terra

Oklahoma to the RSBCs and (y) the liquidation preference of the preferred Stock of Terra Oklahoma to the RSBCs shall not exceed $85,000,000.
               (f) Section 8.3 (Investments) of the Credit Agreement is hereby amended by (i) inserting “(A)” in Section 8.3(b), immediately after the word “including” in the first line thereof, and at the end of such section inserting the following new clause:
                    and (B) the Woodward Upgrade Funds;
(ii) replacing the word “or” appearing immediately before subclause (v) of clause (e) with a comma and replacing the semi-colon appearing immediately before clause (f) with the following new clause:
               or (vi) owing by Terra Canada to Terra V.I. Holdings, Inc. or one or more other Subsidiaries of Terra Industries, in an aggregate principal amount not exceeding $570,000,000 and incurred pursuant to the International Restructuring;
and
(iii) deleting the word “and” appearing immediately before clause (o) and replacing the period at the end of clause (o) with “; and” and inserting immediately thereafter the following new clause:
               (p) the RSBC Preferred Stock.
               (g) Section 8.4 (Sale of Assets) of the Credit Agreement is hereby amended by replacing the word “and” appearing immediately before clause (j) with a semi-colon, replacing the period at the end of clause (j) with a semi-colon and inserting immediately thereafter the following new clauses:
               (k) Asset Sales by Terra Industries and its Subsidiaries to Terra Industries or any of its Subsidiaries in connection with the International Restructuring, provided, however, that prior to any such Asset Sale, each of Terra US Newco and any other Material Subsidiary which is a Domestic Subsidiary established in connection with the International Restructuring shall have become a Guarantor pursuant to, and satisfied the other requirements of, Section 7.11(a); provided, however, that such requirements shall not include the granting and perfecting of security interests under the laws of any foreign jurisdictions;
               (l) any sale of Terra Investment Fund Preferred Stock; and
               (m) any sale of Terra Oklahoma preferred Stock to the RSBCs in an amount not to exceed the liquidation preference of $85,000,000; provided, however, that the sum of (x) the aggregate principal amount of the Indebtedness of Terra Oklahoma to the RSBCs and (y) the liquidation preference of the preferred Stock of Terra Oklahoma to the RSBCs shall not exceed $85,000,000.
               (h) Section 8.5 (Restricted Payments) of the Credit Agreement is hereby amended by replacing the word “and” appearing immediately before clause (f) with a semi-colon, replacing the period at the end of clause (f) with a semi-colon and inserting immediately thereafter the following new clauses:
               (g) Restricted Payments with respect to Terra Investment Fund

Preferred Stock to the extent made in accordance with the terms thereof, as approved by the Administrative Agent when Terra Investment Fund Preferred Stock was issued; provided, however, that the Restricted Payments described in this clause (g) shall not be permitted if an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom; and
               (h) Restricted Payments with respect to any Terra Oklahoma Preferred Stock issued to the RSBCs; provided, however, that the Restricted Payments described in this clause (h) shall not be permitted if an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.
               (i) Section 8.9 (Restrictions on Subsidiary Distributions; No New Negative Pledge) of the Credit Agreement is hereby amended by inserting immediately after the phrase “or pursuant to customary anti-assignment provisions contained in leases or licenses permitted under this Agreement” and immediately before the phrase “or as otherwise contained”, the following phrase:
               or pursuant to the transactions contemplated by or incidental to the Woodward Upgrade as set forth on Schedule C to the Ninth Amendment.
          3. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Ninth Amendment Effective Date”) when the following conditions precedent have been satisfied:
               (a) Certain Documents. The Administrative Agent shall have received on or before the Ninth Amendment Effective Date, all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:
                    (i) this Amendment, executed by the Borrowers, Terra Industries, Terra Capital Holdings, the Administrative Agent and the Requisite Lenders; and
                    (ii) such additional documentation as the Administrative Agent or the Lenders may reasonably require.
               (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the Guarantors in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which any of the Borrowers or the Guarantors is a party or by which the Borrowers or the Guarantors are bound, shall be true and correct in all material respects on and as of the Ninth Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).
               (c) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Ninth Amendment Effective Date.
               (d) Fees and Expenses Paid. The Borrowers shall have paid to the Administrative Agent all fees, costs, and expenses payable pursuant to this Amendment and the other Loan Documents, including those payable in accordance with Section 11.3 of the Credit Agreement, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment to the extent invoiced to the Borrowers.
          4. Representations and Warranties. On and as of the date hereof, and as of the Ninth Amendment Effective Date, after giving effect to this Amendment, each Borrower, Terra Industries and Terra Capital Holdings hereby represents and warrants to the Lenders as follows:
               (a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and
               (b) No Default or Event of Default has occurred and is continuing.
          5. Continuing Effect; No other Amendments. Except as expressly amended hereby or waiver herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.
          6. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.
          7. Fees. As consideration for a Lender consenting to this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of such Lender, a fee equal to 0.025% of the sum of such Lender’s Revolving Credit Commitment currently in effect provided that the Administrative Agent shall have received (by facsimile or otherwise) this Amendment executed from such Lender by 12:00 p.m. (New York time) on August 29, 2008.
          8. Costs and Expenses. The Borrowers, Terra Industries and Terra Capital Holdings agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.
          9. Governing Law; Counterparts; Miscellaneous.
               (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
               (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.
               (d) From and after the Ninth Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
[Signature pages follow]

SCHEDULE C
          IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 9 to the Amended and Restated Credit Agreement to be effective for all purposes as of the Ninth Amendment Effective Date.

Borrowers Terra Capital, Inc.
By:	/s/ Daniel D. Greenwell
	Name:	Daniel D. Greenwell
	Title:	Senior Vice President and Chief Financial Officer

Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation)
By:	/s/ Daniel D. Greenwell
	Name:	Daniel D. Greenwell
	Title:	Senior Vice President and Chief Financial Officer

Guarantors Terra Industries Inc.
By:	/s/ Daniel D. Greenwell
	Name:	Daniel D. Greenwell
	Title:	Senior Vice President and Chief Financial Officer

terra Capital Holdings, Inc.
By:	/s/ Daniel D. Greenwell
	Name:	Daniel D. Greenwell
	Title:	Senior Vice President and Chief Financial Officer

Administrative Agent Citicorp USA, Inc.
By:	/s/ Miles D. McManus
	Name:	Miles D. McManus
	Title:	Vice President and Director

Lenders Citicorp USA, Inc.
By:	/s/ Miles D. McManus
	Name:	Miles D. McManus
	Title:	Vice President and Director

Wells Fargo Foothill, LLC
By:	/s/ Mark Bradford
	Name:	Mark Bradford
	Title:	Vice President

LaSalle Bank National Association
By:	/s/ Paul J. Johnson
	Name:	Paul J. Johnson
	Title:	Senior Vice President

Congress Financial Corp.
By:	/s/ Thomas A. Martin
	Name:	Thomas A. Martin
	Title:	Director/Senior Relationship Mgr

General Electric Capital Corporation
By:	/s/ Maura Fitzgerald
	Name:	Maura Fitzgerald
	Title:	Duly Authorized Signatory

National City Business Credit, Inc.
By:	/s/ Thomas J. Evans
	Name:	Thomas J. Evans
	Title:	Vice President

State of California Public Employees’ Retirement System
By:	/s/ Mike Claybar
	Name:	Mike Claybar
	Title:	Portfolio Manager

CONSENT OF GUARANTORS
Dated as of August 29, 2008
     Each of the undersigned companies, as a Guarantor under the Amended and Restated Guaranty dated October 10, 2001 (the “Guaranty”), in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.
[Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have consented to this Amendment, as of the date first written above.

TERRA CAPITAL, INC.
TERRA MISSISSIPPI HOLDINGS CORP. (F/K/A
   MISSISSIPPI CHEMICAL CORPORATION)
TERRA INDUSTRIES INC.
TERRA CAPITAL HOLDINGS, INC.
TERRA NITROGEN CORPORATION
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
PORT NEAL CORPORATION
TERRA METHANOL CORPORATION
BMC HOLDINGS INC.
BEAUMONT HOLDINGS CORPORATION
TERRA REAL ESTATE CORPORATION
BEAUMONT AMMONIA INC.
TERRA INTERNATIONAL (CANADA) INC.
TERRA MISSISSIPPI NITROGEN, INC. (F/K/A
    MISSISSIPPI NITROGEN, INC.)
TERRA HOUSTON AMMONIA, INC. (F/K/A
   MISSISSIPPI CHEMICAL MANAGEMENT
   COMPANY)
TERRA NITROGEN GP HOLDINGS INC.

By:	/s/ Daniel D. Greenwell
	Name:	Daniel D. Greenwell
	Title:	Senior Vice President and Chief Financia Officer

TERRA (U.K.) HOLDINGS INC.
By:	/s/ Daniel D. Greenwell
	Name:	Daniel D. Greenwell
	Title:	Senior Vice President and Chief Financia Officer

18